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                                                                    EXHIBIT 99.2


                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF TEXAS
                             CORPUS CHRISTI DIVISION


IN RE:                             )               CASE NUMBER:
                                   )
RIGCO NORTH AMERICA, L.L.C.        )               99-22401-C-11
FPS III, INC.                      )               99-22402-C-11
FPS VI, L.L.C.                     )               99-22403-C-11
FPS V, INC.                        )               99-22404-C-11
                                   )               (Chapter 11)
                                   )
                                   )               Jointly Administered Under
         DEBTORS                   )               Case No. 99-22401-C-11


                 SUPPLEMENT TO STIPULATION AND ORDER AUTHORIZING
            CONTINUED USE OF CASH COLLATERAL AND ADEQUATE PROTECTION

     RIGCO North America, L.L.C. ("RIGCO"), FPS III, Inc., FPS V, Inc., FPS VI, L.L.C., as the debtors in possession in the above-captioned proceedings (collectively, the "Debtors") and BHF (USA) Capital Corporation, as Administrative Agent for the Lender Group referred to below (the "Agent"), enter into this Supplement to Stipulation and Order Authorizing Continued Use of Cash Collateral and Adequate Protection ("Supplement to Stipulation").

                                    RECITALS

     The following recital is hereby acknowledged and agreed:

     A. On or about February 17, 2000, this Court signed the Stipulation and Order Authorizing Continued Use of Cash Collateral and Adequate Protection (the "Stipulation and Order").

     B. Certain subsequent events have occurred which necessitate a modification and supplementation to the Stipulation and Order.


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                                    AGREEMENT

     NOW, THEREFORE, it is stipulated and agreed that the Stipulation and Order continues to remain in effect with the following modifications:

     1. the Budget referred to and attached to the Stipulation and Order as Exhibit A is replaced by the Budget attached hereto as Exhibit "A."

     2. the amount of the DIP Loan commitment will also conform to the replacement operating budget attached hereto as Exhibit "A."

     3. the full amount of the proceeds of sale of the FPS Lafitt Pincay will not be paid to the Lender Group as previously provided, such amount being reduced by the sum and for the reason set forth in the following sentence. An amount not greater than $175,000 will be segregated and the maritime lien interest being asserted by Friede Goldman Halter, Inc. will attach to such segregated fund pending a determination of the validity and amount of such maritime lien claim. Any order authorizing the sale of the FPS Lafitt Pincay will contain a provision reflecting paragraph 3 of this supplement to the Stipulation and Order.

     WHEREFORE, the parties hereby respectfully request that the Bankruptcy Court approve this Supplement to Stipulation as an Order of the Court.

     Dated: March 17, 2000.
                                        /s/ HARRY A. PERRIN
                                        ----------------------------------------
                                        Harry A. Perrin
                                        J. Hayden Kepner, Jr.
                                        Weil, Gotshal & Manges LLP
                                        700 Louisiana, Suite 1600
                                        Houston, Texas 77002-2784
                                        (713) 546-5000
                                        (713) 224-9511 (fax)

                                        ATTORNEYS FOR LEHMAN
                                        COMMERCIAL PAPER INC.,
                                        SYNDICATED LOAN FUNDING TRUST,
                                        BHF (USA) CAPITAL CORPORATION,
                                        HIBERNIA NATIONAL BANK,


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                                        MERRILL LYNCH PRIME RATE
                                        PORTFOLIO BY MERRILL LYNCH
                                        ASSET MANAGEMENT L.P., MERRILL
                                        LYNCH SENIOR FLOATING RATE
                                        FUND, INC., MERRILL LYNCH DEBT
                                        STRATEGIES PORTFOLIO BY
                                        MERRILL LYNCH ASSET
                                        MANAGEMENT L.P., SENIOR HIGH
                                        INCOME PORTFOLIO, INC., AND VAN
                                        KAMPEN AMERICAN CAPITAL PRIME
                                        RATE INCOME TRUST
                                        (COLLECTIVELY, THE "LENDER
                                        GROUP")

                                        /s/ H. REY STROUBE, III
                                        ----------------------------------------
                                        H. Rey Stroube, III
                                        Jan M. Abell
                                        Akin, Gump, Strauss Hauer & Feld, L.P.P.
                                        711 Louisiana Street, Suite 1900
                                        Houston, Texas 77002
                                        (713) 220-5800
                                        (713) 236-0822 (fax)


                                        ATTORNEYS FOR RIGCO NORTH
                                        AMERICA, L.L.C., FPS VI, L.L.C., FPS
                                        III, INC., AND FPS V, INC., DEBTORS.




SO ORDERED this 17th day of March 2000.


/s/ RICHARD SCHMIDT
---------------------------------
Richard Schmidt
United States Bankruptcy Judge